Exhibit 99.1

Media Contact:

Julie Hopkins

Medpace Holdings, Inc.

513.579.9911 x12627

j.hopkins@medpace.com

Investor Contact:

investor@medpace.com

FOR IMMEDIATE RELEASE

Medpace Holdings, Inc. Reports Second Quarter 2020 Results

•	Revenue of $205.0 million in the second quarter of 2020 decreased 4.3% from revenue of $214.1 million for the comparable prior-year period, representing a backlog conversion rate of 15.8%.
•

Net new business awards were $254.1 million in the second quarter of 2020, representing a decrease of 9.0% from net new business awards of $279.2 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.24x.

•

Second quarter of 2020 GAAP net income was $24.1 million, or $0.64 per diluted share, versus GAAP net income of $27.5 million, or $0.73 per diluted share, for the comparable prior-year period. Net income margin was 11.8% and 12.8% for the second quarter of 2020 and 2019, respectively.

•	EBITDA was $35.0 million for the second quarter of 2020, a decrease of 12.9% from EBITDA of $40.2 million for the comparable prior-year period, resulting in an EBITDA margin of 17.1%.

CINCINNATI, OHIO, July 27, 2020-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Results

Revenue for the three months ended June 30, 2020 decreased 4.3% to $205.0 million, compared to $214.1 million for the comparable prior-year period. On a constant currency organic basis, revenue for the second quarter of 2020 decreased 4.1% compared to the second quarter of 2019.

Backlog as of June 30, 2020 grew 14.6% to $1.3 billion from $1.2 billion as of June 30, 2019. Net new business awards were $254.1 million, representing a net book-to-bill ratio of 1.24x for the second quarter of 2020, as compared to $279.2 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.

For the second quarter of 2020, total direct costs were $148.4 million, compared to total direct costs of $150.3 million in the second quarter of 2019. Selling, general and administrative (SG&A) expenses were $21.9 million in the second quarter of 2020, compared to SG&A expenses of $23.6 million in the second quarter of 2019.

GAAP net income for the second quarter of 2020 was $24.1 million, or $0.64 per diluted share, versus GAAP net income of $27.5 million, or $0.73 per diluted share, for the second quarter of 2019. This resulted in a net income margin of 11.8% and 12.8% for the second quarter of 2020 and 2019, respectively.

EBITDA for the second quarter of 2020 decreased 12.9% to $35.0 million, or 17.1% of revenue, compared to $40.2 million, or 18.8% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the second quarter of 2020 decreased 15.0% from the second quarter of 2019.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity

The Company’s Cash and cash equivalents were $160.9 million at June 30, 2020, and the Company generated $44.3 million in cash flow from operating activities during the second quarter of 2020. During the second quarter of 2020, the Company repurchased approximately 0.11 million shares at an average price of $68.65 per share for a total of $7.6 million. The Company had $49.2 million remaining under its authorized share repurchase program at the end of the quarter.

Financial Guidance

The Company forecasts 2020 revenue in the range of $880.0 million to $920.0 million, representing growth of 2.2% to 6.9% over 2019 revenue of $861.0 million. GAAP net income for full year 2020 is forecasted in the range of $136.0 million to $144.0 million. Additionally, full year 2020 EBITDA is expected in the range of $180.0 million to $190.0 million. Based on forecasted 2020 revenue of $880.0 million to $920.0 million and GAAP net income of $136.0 million to $144.0 million, diluted earnings per share (GAAP) is forecasted in the range of $3.62 to $3.83. This guidance assumes a full year 2020 tax rate of 15.0% to 16.0% and does not reflect the potential impact of any share repurchases the Company may make pursuant to the share repurchase program.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Tuesday, July 28, 2020, to discuss its second quarter 2020 results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 7182886.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available at 12:00 p.m. ET on Tuesday, July 28, 2020 until 12:00 p.m. ET on Tuesday, August 11, 2020. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 7182886.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 3,400 people across 38 countries as of June 30, 2020.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our anticipated financial results and effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate; fluctuation in our results between fiscal quarters and years; decreased operating margins due to increased pricing pressure or other factors; failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to successfully execute our growth strategies; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential security breaches and other disruptions which could compromise our information; our failure to manage our growth effectively; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; the risks associated with our intercompany pricing policies; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services; the risks related to our Phase I clinical services; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; the risks related to our relationships with existing or potential customers who are in competition with each other; our failure to successfully integrate potential future acquisitions; potential impairment of goodwill or other intangible assets; our limited ability to utilize our net operating loss carryforwards or other tax attributes; the risks associated with the use and disposal of hazardous substances and waste; the failure of third parties to provide us critical support services; our limited ability to protect our intellectual property rights; the risks associated with potential future investments in our customers’ business or drugs; general economic conditions in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of or withdraw an approved drug, biologic or medical device from the market; failure to keep pace with rapid technological changes; the impact of industry-wide reputational harm to CROs; the effect of the U.K.’s withdrawal from the EU, which could have implications on our research, commercial and general business operations in the U.K. and the EU; changes in U.S. generally accepted accounting principles; risks related to internal control over financial reporting; our ability to fulfill our debt obligations; the risks associated with incurring additional debt or undertaking additional debt obligations; the effect of covenant restrictions under our debt agreements on our ability to operate our business; our inability to generate sufficient cash to service all of our indebtedness or other funding obligations; fluctuations in interest rates; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as coronavirus disease COVID-19; and our dependence on our lenders, which may not be able to fund borrowings under the credit commitments, and our inability to borrow.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 25, 2020, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue, net	$204,995	$214,104	$435,874	$414,845
Operating expenses:
Direct service costs, excluding depreciation and amortization	86,625	79,327	175,420	154,436
Reimbursed out-of-pocket expenses	61,733	70,985	138,739	141,579
Total direct costs	148,358	150,312	314,159	296,015
Selling, general and administrative	21,855	23,556	46,979	44,864
Depreciation	2,674	1,982	5,127	3,973
Amortization	1,980	2,995	3,977	8,839
Total operating expenses	174,867	178,845	370,242	353,691
Income from operations	30,128	35,259	65,632	61,154
Other income (expense), net:
Miscellaneous income (expense), net	239	(19)	856	(301)
Interest (expense) income, net	(5)	(748)	352	(1,703)
Total other income (expense), net	234	(767)	1,208	(2,004)
Income before income taxes	30,362	34,492	66,840	59,150
Income tax provision	6,258	7,037	13,782	12,497
Net income	$24,104	$27,455	$53,058	$46,653
Net income per share attributable to common shareholders:
Basic	$0.68	$0.76	$1.48	$1.30
Diluted	$0.64	$0.73	$1.40	$1.24
Weighted average common shares outstanding:
Basic	35,386	35,839	35,705	35,772
Diluted	37,328	37,389	37,680	37,377

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)	As Of
	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$160,903	$131,920
Accounts receivable and unbilled, net	127,286	155,662
Prepaid expenses and other current assets	30,893	29,446
Total current assets	319,082	317,028
Property and equipment, net	65,954	47,292
Operating lease right-of-use assets	113,566	52,152
Goodwill	662,427	662,396
Intangible assets, net	50,373	54,350
Deferred income taxes	469	376
Other assets	10,263	9,477
Total assets	$1,222,134	$1,143,071
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,879	$22,404
Accrued expenses	102,950	109,252
Advanced billings	195,351	192,359
Other current liabilities	24,804	18,987
Total current liabilities	337,984	343,002
Operating lease liabilities	114,984	45,212
Deferred income tax liability	15,341	12,849
Other long-term liabilities	15,756	15,725
Total liabilities	484,065	416,788
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	-	-
Common stock - $0.01 par-value; 250,000,000 shares authorized at June 30, 2020 and December 31, 2019, respectively; 35,408,120 and 36,065,278 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	354	360
Treasury stock - 200,000 shares at June 30, 2020 and December 31, 2019, respectively	(6,030)	(6,030)
Additional paid-in capital	676,621	666,585
Retained earnings	70,347	68,109
Accumulated other comprehensive loss	(3,223)	(2,741)
Total shareholders’ equity	738,069	726,283
Total liabilities and shareholders’ equity	$1,222,134	$1,143,071

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Six Months Ended
	June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$53,058	$46,653
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,127	3,973
Amortization	3,977	8,839
Stock-based compensation expense	8,061	8,568
Amortization of debt issuance costs and discount	-	874
Noncash lease expense	6,288	4,787
Deferred income tax provision	2,416	1,840
Amortization and adjustment of deferred credit	(356)	(400)
Other	(265)	10
Changes in assets and liabilities:
Accounts receivable and unbilled, net	28,524	(15,470)
Prepaid expenses and other current assets	(860)	(3,414)
Accounts payable	(7,173)	5,338
Accrued expenses	(5,933)	6,066
Advanced billings	3,094	17,546
Lease liabilities	(4,933)	(4,338)
Other assets and liabilities, net	2,390	(237)
Net cash provided by operating activities	93,415	80,635
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(14,885)	(5,990)
Other	48	(1,292)
Net cash used in investing activities	(14,837)	(7,282)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	1,976	3,891
Repurchases of common stock	(50,827)	-
Payment of debt	-	(80,438)
Net cash used in financing activities	(48,851)	(76,547)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(744)	10
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	28,983	(3,184)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	131,920	23,282
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$160,903	$20,098

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$24,104	$27,455	$53,058	$46,653
Interest expense (income), net	5	748	(352)	1,703
Income tax provision	6,258	7,037	13,782	12,497
Depreciation	2,674	1,982	5,127	3,973
Amortization	1,980	2,995	3,977	8,839
EBITDA (Non-GAAP)	$35,021	$40,217	$75,592	$73,665
Net income margin (GAAP)	11.8%	12.8%	12.2%	11.2%
EBITDA margin (Non-GAAP)	17.1%	18.8%	17.3%	17.8%

FY 2020 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2020		Forecast 2020
	Net Income		Diluted Earnings Per Share
	Low	High	Low	High
Net income and diluted earnings per share (GAAP)	$136.0	$144.0	$3.62	$3.83
Amortization	7.9	7.9
Depreciation	11.6	11.6
Income tax provision	24.9	26.9
Interest income, net	(0.4)	(0.4)
EBITDA (Non-GAAP)	$180.0	$190.0